Exhibit 21


Subsidiaries of SVI Holdings, Inc.


Subsidiary                                     State or County of Incorporation
----------                                     --------------------------------

Sabica Ventures, Inc.                          California

SVI Training Products, Inc.                    California

Anniston Ventures Ltd.                         United Kingdom

Applied Retail Solutions                       California

Divergent Technologies Pty. Ltd.               Australia

Triple-S Computers Pty. Ltd.                   South Africa